Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP
One Financial Plaza
Hartford, Connecticut 06103

The Board of Directors and Shareholders
Kaman Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 333-116371 and 333-66183) on Form S-8 of Kaman Corporation of our report dated March 15, 2005, relating to the consolidated balance sheets of Kaman Corporation and subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedules, Management’s Assessment of the Effectiveness of Internal Control over Financial Reporting and the Effectiveness of Internal Control over Financial Reporting as of December 31, 2004 and Effectiveness of Internal Control over Financial Reporting as of December 31, 2004, which reports appear or are incorporated by reference in the December 31, 2004 Annual Report on Form 10-K of Kaman Corporation.

/s/ KPMG LLP

Hartford, Connecticut
March 15, 2005